UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2006

Icagen, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50676	56-1785001
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

4222 Emperor Boulevard, Suite 350 Durham, North Carolina	27703
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 941-5206

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 3, 2006, the Company’s Board of Directors elected Adeoye Y. Olukotun as a Class II director of the Company, to serve until the 2009 annual meeting of stockholders of the Company. The Board of Directors has not yet determined on which Board committees Dr. Olukotun will serve.

There is no arrangement or understanding between Dr. Olukotun and any other person pursuant to which Dr. Olukotun was selected as a director, and there is no information required to be disclosed with respect to Dr. Olukotun pursuant to Item 404(a) of Regulation S-K.

On August 7, 2006, the Company issued a press release announcing the election of Dr. Olukotun as a director. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAGEN, INC.

Date: August 7, 2006	By:	/s/ P. Kay Wagoner
P. Kay Wagoner President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release entitled “Icagen Announces the Appointment of Adeoye Y. Olukotun to the Company’s Board of Directors” issued by the Company on August 7, 2006